UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2018

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 262-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On September 4, 2018, the board of directors (the “Board”) of Brooks Automation, Inc. (the “Company”) increased the size of the Board from ten to eleven members and appointed Michael Rosenblatt, M.D. to fill the vacancy.  Dr. Rosenblatt was also appointed to the Audit Committee of the Board.

Dr. Rosenblatt is the chief medical officer of Flagship Pioneering, a unique life sciences innovation enterprise, and former chief medical officer of Merck.  He previously served as the Dean of Tufts University School of Medicine and President of the Beth Israel Deaconess Medical Center. Dr. Rosenblatt received his undergraduate degree summa cum laude from Columbia University, and his M.D. magna cum laude from Harvard.  Dr. Rosenblatt has received multiple awards for his accomplishments in life sciences including the Fuller Albright Award, the Vincent du Vigneaud Award, and the Chairman’s Award from Merck. He is a member of the Harvard Medical School Board of Fellows, and the research advisory committees of the Massachusetts General Hospital, the Brigham and Women’s Hospital and Boston Children’s Hospital.  Dr. Rosenblatt also currently serves on the board of directors of Rubius Therapeutics, Inc.

Dr. Rosenblatt will serve as a director of the Company, subject to his earlier removal, resignation or death, until the Company’s 2019 annual meeting of the stockholders and thereafter until his successor is chosen and qualified.

There are no arrangements or understandings between Dr. Rosenblatt and any other person pursuant to which he was appointed a director, nor are there any transactions between Dr. Rosenblatt and the Company that would be reportable under Item 404(a) of Regulation S-K. Dr. Rosenblatt will participate in the Company’s standard director compensation program. Pursuant to this program, Dr. Rosenblatt will receive an annual board retainer of $90,000 as a non-employee member of the Board, plus an additional annual retainer of $10,000 for service on the Audit Committee of the Board. In addition, Dr. Rosenblatt will receive an annual grant of restricted stock with a fair market value equal to $90,000, with the initial annual grant pro-rated in accordance with the compensation program for the number of days out of 365 remaining until the next annual equity award to non-employee directors.

On September 5, 2018, the Company issued a press release announcing the appointment of Dr. Rosenblatt to the Board. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 5, 2018, issued by Brooks Automation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Jason W. Joseph
Date: September 5, 2018	Jason W. Joseph Senior Vice President, General Counsel and Secretary